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                                                                     EXHIBIT 4.2

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                      AMERICAN MORTGAGE ACCEPTANCE COMPANY

                                       and

                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                        as Representative of the holders



                          ---------------------------


                                WARRANT AGREEMENT

                         Dated as of _____________, 2002



                          ---------------------------






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                                WARRANT AGREEMENT

         This Agreement is made as of _________, 2002 between AMERICAN MORTGAGE ACCEPTANCE COMPANY, a Massachusetts business trust (the "Company"), and FRIEDMAN, BILLINGS, RAMSEY & CO., INC., (the "Representative").

                                    RECITALS

         A. The Company proposes to sell, pursuant to an Underwriting Agreement dated _______, 2002 between the Company and the Representative (the "Underwriting Agreement"), 3,500,000 (the "Initial Shares") common shares of beneficial interest, par value $.10 per share, of the Company (the "Common Shares"), to certain underwriters, for which Friedman, Billings, Ramsey & Co., Inc. is acting as lead representative (the "Underwriters").

         B. The Company deems it advisable, in consideration for the services rendered to the Company by Friedman, Billings, Ramsey & Co., Inc. as lead underwriter in connection with the offering of the Common Shares, to issue to Friedman, Billings, Ramsey & Co., Inc. warrants (the "Warrants") entitling the holders thereof to purchase an aggregate of 35,000 Common Shares. The Common Shares issued upon exercise of the Warrants are referred to as the "Warrant Shares".

         C. The Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

      ISSUANCE, EXECUTION, EXPIRATION AND TRANSFER OF WARRANT CERTIFICATES

         SECTION 1.01. Form of Warrant Certificates. The Warrants shall be evidenced by certificates in temporary or definitive form (the "Warrant Certificates") substantially in the form of Exhibit A attached hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange, or to conform to usage, or as consistently herewith may be determined by the officers executing such Warrant Certificates as evidenced by their execution of the Warrant Certificates. Each Warrant Certificate shall evidence the right, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase the number of Common Shares stated therein, adjusted as provided for in Article III hereof, upon payment of the Exercise Price (as defined in Section 2.01).





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         SECTION 1.02. Execution of Warrant Certificates. Each Warrant
Certificate, whenever issued, shall be dated as of the date of signature thereof on behalf of the Company either upon initial issuance or upon exchange, substitution or transfer, shall be signed manually by, or bear the facsimile signature of, the Chairman of the Board or the President or the Chief Financial Officer of the Company, and shall be attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. In case any officer of the Company whose manual or facsimile signature has been placed upon any Warrant Certificate shall have ceased to be such before such Warrant Certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of issuance. Any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

         SECTION 1.03. Issuance, Delivery and Registration of Warrant Certificates. The Company shall issue and deliver, at the closing of the sale of the Initial Shares to the Underwriters as provided in the Underwriting Agreement, to the Representative or its designees, a Warrant Certificate representing the Warrants, in substantially the form of Exhibit A attached hereto. Additionally, the Company shall sign and deliver Warrant Certificates upon exchange, transfer or substitution for one or more previously signed Warrant Certificates as hereinafter provided. The Company shall maintain books for the registration of transfer and registration of Warrant Certificates (the "Warrant Register").

         SECTION 1.04. Transfer and Exchange of Warrant Certificates. The Company, from time to time, shall register the transfer of any outstanding Warrant Certificates in the Warrant Register upon surrender at the principal office of the Company of Warrant Certificates accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the Warrantholder or the Warrantholder's attorney duly authorized in writing, and evidence, satisfactory to the Company, of compliance with the provisions of Section 5.04. Upon any such registration of transfer, a new Warrant Certificate shall be signed by the Company and issued to the transferee and the surrendered Warrant Certificate shall be canceled by the Company. Warrant Certificates may be exchanged at the option of the holder thereof, upon surrender, properly endorsed, at the principal office of the Company, with written instructions, for other Warrant Certificates signed by the Company entitling the registered holder thereof, subject to the provisions thereof and of this Agreement, to purchase in the aggregate a like number of Common Shares as the Warrant Certificate so surrendered. Subject to Section 2.02(d), the Company may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such exchange or transfer.



                                       2

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                                   ARTICLE II

           COMMON SHARES ISSUABLE, EXERCISE PRICE, EXPIRATION DATE AND
                              EXERCISE OF WARRANTS

         SECTION 2.01. Warrant Shares Issuable; Exercise Price; Expiration Date. Each Warrant Certificate shall entitle the registered holder thereof, subject to the provisions thereof and of this Agreement, to purchase from the Company at any time from the effective date (the "Effective Date") of the registration statement (No. 333-74288) filed by the Company on Form S-2 under the Securities Act of 1933, as amended (the "Securities Act"), to the close of business on the fifth anniversary of such date (or, if such date is not a Business Day (as defined below), the first following Business Day) the number of Common Shares stated therein, adjusted as provided in Article III, upon payment of $____ per share (which price is equal to 100% of the public offering price without giving effect to any underwriting discounts or commissions), adjusted as provided in
Article III. Such price, as in effect from time to time as provided in Article III, is referred to as the "Exercise Price". Each Common Share issuable upon exercise of a Warrant is referred to as a "Warrant Share". Each Warrant not exercised during the period set forth above shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease, at the end of such period. For purposes of this Agreement, the term "Business Day" means any day of the week other than a Saturday, Sunday or a day which in The City of New York or in the city in which the principal office of the Company is located shall be a legal holiday or a day on which banking institutions are authorized or required by law to close.

         SECTION 2.02. Exercise of Warrants. (a) Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrants at the principal office of the Company, with the Election to Exercise form set forth on the reverse of the Warrant Certificate duly completed and signed, and by paying in full to the Company (i) in cash, (ii) by certified or official bank check, (iii) by application of Warrant Shares, or (iv) by any combination of the foregoing, the Exercise Price for each Warrant Share as to which Warrants are then being exercised and any applicable taxes, other than taxes that the Company is required to pay hereunder. A Warrantholder may exercise such holder's Warrant for the full number of Warrant Shares issuable upon exercise thereof or any lesser number of whole Warrant Shares.

         (b) As soon as practicable after the exercise of any Warrants and payment by the Warrantholder of the full Exercise Price for the Warrant Shares as to which such Warrants are then being exercised, the Company shall requisition from the transfer agent of the Common Shares and deliver to or upon the order of such Warrantholder a certificate or certificates for the number of full Warrant Shares to which such Warrantholder is entitled, registered in the name of such Warrantholder or as such Warrantholder shall direct. Fractional Warrant Shares that otherwise would be issuable in respect of such exercise shall be paid in cash as provided in Section 2.03, and the number of Warrant Shares issuable to such Warrantholder shall be rounded down to the next nearest whole number. If such Warrant Certificate shall not have been exercised in full, the Company will issue to such Warrantholder a new Warrant Certificate exercisable for the number of Common Shares as



                                       3

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to which such Warrant shall not have been exercised. The Company will cancel all
Warrants so surrendered.

         (c) Each person in whose name any such certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of such Warrant Shares on the date on which the Warrant Certificate was surrendered to the Company and payment of the Exercise Price and any applicable taxes was made to the Company, irrespective of the date of delivery of such certificate for Warrant Shares.

         (d) All Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares. The Company will not be required, however, to pay any tax imposed in connection with any transfer involved in the issue of the Warrant Shares in a name other than that of the Warrantholder. In such case, the Company will not be required to issue any certificate for Warrant Shares until the person or persons requesting the same shall have paid to the Company the amount of any such tax or shall have established to the Company's satisfaction that the tax has been paid or that no tax is due.

         SECTION 2.03. No Fractional Shares to Be Issued. If more than one Warrant Certificate shall be surrendered for exercise at one time by the same holder, the number of full Warrant Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrants so surrendered. The Warrantholders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a Warrant Share or a share certificate representing a fraction of a Warrant Share. In lieu thereof, the Company will purchase such fractional interest for an amount in cash equal to the current market value of such fractional interest, as reasonably determined by the Board of Directors of the Company.

         SECTION 2.04. Cancellation of Warrants. The Company shall cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for transfer, exchange or substitution, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall destroy canceled Warrant Certificates. If the Company shall acquire any of the Warrants, such acquisition shall not operate as a redemption or termination of the right represented by such Warrants unless and until the Warrant Certificates evidencing such Warrants are surrendered to the Company for cancellation.



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                                   ARTICLE III

 ADJUSTMENT OF EXERCISE PRICE; MERGER, ACQUISITION, ETC.; RESERVATION OF COMMON
                            SHARES; PAYMENT OF TAXES

         SECTION 3.01. Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price shall be subject to adjustment from time to time as provided in this Article III. After each adjustment of the Exercise Price, each Warrantholder shall at any time thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant to the provisions of such Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         SECTION 3.02. Stock Dividends. If the Company shall declare a dividend or any other distribution upon any capital stock which is payable in Common Shares or securities convertible into Common Shares, the Exercise Price shall be reduced to the quotient obtained by dividing (i) the number of Common Shares outstanding immediately prior to such declaration multiplied by the then effective Exercise Price by (ii) the total number of Common Shares outstanding immediately after such declaration. All Common Shares and all convertible securities issuable in payment of any dividend or other distribution upon the capital stock of the Company shall be deemed to have been issued or sold without consideration.

         SECTION 3.03. Stock Splits and Reverse Stock Splits. If the Company shall subdivide its outstanding Common Shares into a greater number of shares, the Exercise Price shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of each Warrant shall be proportionately increased. If the Company shall combine the outstanding Common Shares into a smaller number of shares, the Exercise Price shall be proportionately increased and the number of Warrant Shares issuable upon exercise of each Warrant shall be proportionately decreased.

         SECTION 3.04. Reorganizations and Asset Sales. If any capital reorganization or reclassification of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the assets of the Company shall be effected in such a way that the holders of the Common Shares shall be entitled to receive securities or assets with respect to or in exchange for Common Shares, adequate provision shall be made, prior to and as a condition of such reorganization, reclassification, consolidation, merger or sale, whereby each Warrantholder shall have the right to receive, upon the terms and conditions specified herein and in lieu of the Warrant Shares otherwise receivable upon the exercise of such Warrants, such securities or assets as may be issued or payable with respect to or in exchange for the number of outstanding Common Shares equal to the number of Warrant Shares otherwise receivable had such reorganization, reclassification, consolidation, merger or sale not taken place. In any such case appropriate provision shall be made with respect to the rights and interests of such Warrantholder so that the provisions of this Agreement shall be applicable with respect to any securities or assets




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thereafter deliverable upon exercise of the Warrants. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the survivor or successor corporation resulting from such consolidation or merger or the purchaser of such assets shall assume by written instrument delivered to each holder of Warrants the obligation to deliver to such holder such securities or assets as such holder may be entitled to receive, subject to payment of the Exercise Price. Notwithstanding any other provision contained herein, the Company may, upon notice and subject to the provisions of Section 4.03 hereof, terminate the Warrants in the event of a consolidation or merger described in this Section 3.04.

         SECTION 3.05. Covenant to Reserve Shares for Issuance on Exercise. (a) The Company will cause an appropriate number of Common Shares to be duly and validly authorized and reserved and will keep available out of its authorized Common Shares, solely for the purpose of issue upon exercise of Warrants as herein provided, the full number of Common Shares, if any, then issuable if all outstanding Warrants then exercisable were to be exercised. The Company covenants that all Common Shares that shall be so issuable shall be duly and validly issued and, upon payment of the Exercise Price, fully paid and non-assessable. If at any time the number of authorized but unissued Common Shares shall not be sufficient for such purpose, the Company will take such action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose. Prior to the issuance of any Warrant Shares, the Company shall use its best efforts to secure the listing of such Warrant Shares upon any securities exchange upon which Common Shares are then listed, if any.

         (b) The Company hereby authorizes and directs its current and future transfer agents for the Common Shares at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company will supply such transfer agents with duly executed stock certificates for such purposes. Promptly after the date of expiration of the Warrants, no shares shall be reserved in respect of such Warrants.

         SECTION 3.06. Statements on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article III, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of Common Shares as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

         SECTION 3.07. Notice of Change in Securities Issuable, etc. Whenever the securities issuable or deliverable in exchange for Warrants are changed pursuant to this Article III, the Company promptly shall mail to each Warrantholder a notice, executed by its chief financial officer, setting forth in reasonable detail the facts requiring the change and specifying the effective date of such change and the number or amount of, and describing the shares or other securities issuable or deliverable in exchange for, each Warrant as so



                                       6

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changed. Failure to publish such notice, or any defect in such notice, shall not affect the legality or validity of any such change.

         SECTION 3.08. References to Common Shares. Unless the context otherwise indicates, all references to Common Shares in this Agreement and in the Warrant Certificates, in the event of a change under this Article III, shall be deemed to refer also to any other securities issuable or deliverable in exchange for Warrants pursuant to such change.

                                   ARTICLE IV

           OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS

         SECTION 4.01. No Rights as Shareholders. Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring on any Warrantholder any rights whatsoever as a shareholder of the Company, including the right to vote at, or to receive notice of, any meeting of shareholders of the Company; nor shall the consent of any such holder be required with respect to any action or proceeding of the Company; nor shall any such holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, either at, before or after exercising such Warrant, have any right to receive any cash dividends, stock dividends, allotments or rights, or other distributions (except as specifically provided herein), paid, allotted or distributed or distributable to the shareholders of the Company prior to the date of the exercise of such Warrant, nor shall such holder have any right not expressly conferred by such holder's Warrant or Warrant Certificate.

         SECTION 4.02. Mutilated or Missing Warrant Certificates. If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Company in its discretion may issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, upon receipt of a proper affidavit or other evidence satisfactory to the Company (and surrender of any mutilated Warrant Certificate) and bond of indemnity in form and amount and with corporate surety satisfactory to the Company in each instance protecting the Company, a new Warrant Certificate of like tenor and exercisable for an equivalent number of Common Shares as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate at any time shall be enforceable by anyone. An applicant for such a substitute Warrant Certificate also shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe. All Warrant Certificates shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement of lost, stolen, mutilated or destroyed Warrant Certificates, and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.




                                       7

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         SECTION 4.03. Liquidation, Merger, etc.; Notice to Warrantholders. If:


         (a) the Company shall authorize the issuance to all holders of Common Shares of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants; or

         (b) the Company shall authorize any dividend or distribution to all holders of Common Shares (other than cash dividends or cash distributions payable out of current earnings, retained earnings or earned surplus or dividends payable in Common Shares) directly or indirectly attributable to proceeds from the sale or other disposition of a significant business or asset of the Company; or

         (c) there shall be proposed any consolidation or merger to which the Company is to be a party and for which approval of the holders of Common Shares is required, or the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or such other merger or transaction described in Section 3.04 hereof; or

         (d) there shall be proposed the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be given to each Warrantholder, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of Common Shares to be entitled to receive any such rights, warrants or distribution are to be determined or (ii) the date on which any consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Shares shall be entitled to exchange the shares for securities or other property, if any, deliverable upon the consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up. Such notice shall be mailed in the case of a notice pursuant to clause (i) above at least ten (10) calendar days before the record date specified and in the case of a notice pursuant to clause (ii) above at least twenty (20) calendar days before the earlier of the dates specified. Unless assumed by the survivor or successor corporation resulting from any transaction described in Section 4.03(c) hereof, the Warrants shall expire and be of no further force or effect upon consummation of such transaction.

                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.01. Registration of Warrant Shares.

         (a) The Company will permit, subject to the last sentence of this
Section 5.01(a), any Warrant Shares to be included, at the request of the holders of such Warrant Shares, in any registration of securities of the Company (other than Common Shares for an employees' option or stock purchase plan or shares registered on Form S-4 in connection with an arms-length merger transaction) under a registration statement filed by the Company under the



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Securities Act at any time prior to the close of business on the seventh anniversary of the Effective Date. The Company shall provide written notice to the record holders of all Warrants and Warrant Shares at least thirty (30) days prior to the filing of any such registration statement sent by registered mail to the address of record of each such holder. If the offering pursuant to any registration statement described in this Section 5.01(a) is made through underwriters and the managing underwriter of such offering shall advise the Company in writing that, in its opinion, the distribution of the number of Warrant Shares requested to be included in the registration concurrently with the securities being registered by the Company would materially and adversely affect the distribution of such securities by the Company, then all selling security holders (but not the Company) shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis.

         (b) Each such holder shall pay the underwriting discount attributable to such holder's Warrant Shares, any transfer tax payable with respect thereto and the fees and expenses of such holder's counsel. All other expenses of registration under Section 5.01(a) shall be borne by the Company.

         (c) The Company will agree to indemnify the holders of Warrant Shares that are included in a registration statement or amendments to existing registration statements pursuant to this Section 5.01 substantially to the same extent as the Company has agreed to indemnify the Underwriters in the Underwriting Agreement and such holders will agree to indemnify the Company and any underwriter with respect to information furnished by them in writing to the Company for inclusion therein substantially to the same extent as the Underwriters have indemnified the Company in the Underwriting Agreement.

         (d) If the offering pursuant to any registration statement provided for herein is made through underwriters, the Company will enter into an underwriting agreement in customary form and indemnify, in customary form, such underwriters and each person who controls any such underwriter within the meaning of the Securities Act. Such underwriting agreement shall contain provisions for the indemnification of the Company in customary form.

         SECTION 5.02. Enforcement of Warrant Rights. All rights of action are vested in the respective Warrantholders. Any holder of any Warrant, in his own behalf and for his own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise his Warrant for the purchase of the number of Warrant Shares issuable or deliverable in exchange therefor, in the manner provided in the Warrant and in this Agreement.

         SECTION 5.03. Negotiability and Ownership. For a period of one (1) year following the Effective Date, the Warrants issued hereunder shall not be sold, transferred, assigned or hypothecated by the holders thereof except (a) to persons who are officers or partners of Friedman, Billings, Ramsey & Co., Inc. and members of the selling group of the Initial Shares and/or their officers and partners or (b) in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution and, in any

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case, only in compliance with the Securities Act. Any attempt to sell, transfer, assign or hypothecate in contravention of this Section shall be null and void.

         SECTION 5.04. Warrant Legend. (a) Each Warrant shall contain a legend in substantially the following form:

         "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT, DATED __________, 2002, BETWEEN AMERICAN MORTGAGE ACCEPTANCE COMPANY AND FRIEDMAN, BILLINGS, RAMSEY & CO., INC. ANY ATTEMPT TO TRANSFER THIS WARRANT OR ANY SHARES OF COMMON SHARES ISSUED UPON EXERCISE OF THIS WARRANT TO ANY UNAUTHORIZED TRANSFEREE, SHALL BE NULL AND VOID. NO TRANSFER IN VIOLATION OF SAID AGREEMENT SHALL BE EFFECTIVE. THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE AND CURRENT REGISTRATION STATEMENT OR POST EFFECTIVE AMENDMENT THERETO FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT. THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED WITHOUT AN EFFECTIVE AND CURRENT REGISTRATION STATEMENT OR POST EFFECTIVE AMENDMENT THERETO FOR SUCH SHARES UNDER THE ACT OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT."

         (b) Each certificate representing Warrant Shares, unless registered pursuant to Section 5.01, shall contain a legend substantially in the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED WITHOUT AN EFFECTIVE AND CURRENT REGISTRATION STATEMENT OR POST EFFECTIVE AMENDMENT THERETO FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT, DATED __________, 2002, BETWEEN AMERICAN MORTGAGE ACCEPTANCE COMPANY AND FRIEDMAN, BILLINGS, RAMSEY & CO., INC. ANY ATTEMPT TO TRANSFER THE SHARES REPRESENTED BY THIS CERTIFICATE TO ANY UNAUTHORIZED TRANSFEREE, SHALL BE NULL AND VOID. NO TRANSFER IN VIOLATION OF SAID AGREEMENT SHALL BE EFFECTIVE."

         SECTION 5.05. Supplements and Amendments. (a) Notwithstanding the provisions of Section 5.05(b). the Representative, without the consent or concurrence of the registered holders of the Warrants, may enter into one or more supplemental agreements or

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amendments with the Company for the purpose of evidencing the rights of
Warrantholders upon consolidation, merger, sale, transfer or reclassification pursuant to Section 3.04, making any changes or corrections in this Agreement that are required to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein or any clerical omission or mistake or manifest error herein contained, or making such other provisions in regard to matters or questions arising under this Agreement as shall not adversely affect the interests of the holders of the Warrants or be inconsistent with this Agreement or any supplemental agreement or amendment.

         (b) With the consent of the registered holders of at least a majority in number of the Warrants at the time outstanding, the Company and the Representative at any time and from time to time by supplemental agreement or amendment may add any provisions to or change in any manner or eliminate any of the provisions of this Agreement or of any supplemental agreement or modify in any manner the rights and obligations of the Warrantholders and of the Company; provided, however, that no such supplemental agreement or amendment, without the consent of the registered holder of each outstanding Warrant affected thereby, shall:

         (1) alter the provisions of this Agreement so as to affect adversely the terms upon which the Warrants are exercisable or may be redeemed; or

         (2) reduce the number of Warrants outstanding the consent of whose holders is required for any such supplemental agreement or amendment.

         SECTION 5.06. Representation as to No Investment Company Status. The Company is not, or solely as a result of transactions contemplated hereby, will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 5.07. Successors and Assigns. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Representative shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 5.08. Notices. Any notice or demand authorized by this Agreement to be given or made by the holder of any Warrant to or on the Company shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Company with the Representative), as follows:

                              American Mortgage Acceptance Company
                              625 Madison Avenue
                              New York, New York 10022
                              Attn:  Chief Financial Officer
                              Facsimile:  212-751-3550

         Any notice or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Representative shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Representative with the Company), as follows:

                           Friedman, Billings, Ramsey & Co., Inc.
                           1001 Nineteenth Street North
                           Arlington, Virginia 22209
                           Attention:   David Doyle
                           Facsimile:  703-312-9602

         Any notice or demand authorized by this Agreement to be given or made to the holder of any Warrants shall be sufficiently given or made if sent by first-class mail, postage prepaid to the last address of such holder as it shall appear on the Warrant Register.

         SECTION 5.09. Applicable Law. The validity, interpretation and performance of this Agreement and of the Warrant Certificate shall be governed by the law of the State of New York without giving effect to the principles of conflicts of laws thereof.

         SECTION 5.10. Benefits of this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the holders of the Warrants any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the holders of the Warrants.

         SECTION 5.11. Registered Warrantholders. Prior to due presentment for registration of transfer, the Company may deem and treat the person in whose name any Warrants are registered in the Warrant Register as the absolute owner thereof for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company) and the Company shall not be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other person and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amounts to bad faith. The terms "Warrantholder" and "holder of any "Warrants" and all other similar terms used herein shall mean such person in whose name Warrants are registered in the Warrant Register.

         SECTION 5.12. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times for inspection by any Warrantholder at the principal office of the Company. The Company may require any such Warrantholder to submit his Warrant Certificate for inspection by it before allowing such Warrantholder to inspect a copy of this Agreement.

         SECTION 5.13. Headings. The Article and Section headings herein are for convenience only and are not a part of this Agreement and shall not affect the interpretation thereof.

         SECTION 5.14. Counterparts. The Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original.




                                    * * * * *

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under their respective seals as of the day and year first above written.

                          AMERICAN MORTGAGE ACCEPTANCE
                          COMPANY

                          By:    __________________
                          Name:
                          Title: President



                          FRIEDMAN, BILLINGS, RAMSEY
                          & CO., INC.,
                          as Representative of the holders

                          By:    __________________
                          Name:  James R. Kleeblatt
                          Title: Managing Director

                                                                       EXHIBIT A


                                    Exhibit A

                          [FORM OF WARRANT CERTIFICATE]

Warrant No. __________


                      WARRANTS TO PURCHASE COMMON SHARES OF
                      AMERICAN MORTGAGE ACCEPTANCE COMPANY

         American Mortgage Acceptance Company, a Massachusetts business trust (the "Company"), for value received, hereby certifies that __________ or registered assigns, is entitled to, subject to the terms and conditions hereof and of the Warrant Agreement hereafter referred to, purchase from the Company at any time, or from time to time, from the Effective Date (as defined in the Warrant Agreement) to the close of business on the fifth anniversary of such date (or, if such date is not a Business Day (as defined below), the first following Business Day) (the "Exercise Period"), ____________ common shares of beneficial interest, par value $.10 per share, of the Company (the "Common Shares") described in the Warrant Agreement (each Common Share issuable upon exercise of a Warrant is referred to as a "Warrant Share"). Subject to the terms and conditions of the Warrant Agreement, the exercise price per Warrant Share represented by this Warrant Certificate shall be $[___] per share, adjusted as provided in Article III of the Warrant Agreement (the "Exercise Price"), payable in full as to each Warrant exercised at the time of purchase. The term "Underwriting Agreement" as used herein refers to the Underwriting Agreement dated ___________, 2002 between the Company and Friedman, Billings, Ramsey & Co., Inc.

         This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period. The portion of any Warrant not exercised during the Exercise Period shall become void, and all rights hereunder and all rights in respect hereof and under the Warrant Agreement shall cease at the end of the Exercise Period.

         Each such purchase of Warrant Shares shall be made, and shall be deemed effective for the purpose of determining the date of exercise, only upon surrender hereof to the Company at the principal office of the Company, with the form of Election to Exercise on the reverse hereof duly filled in and signed, and upon payment in full to the Company of the Exercise Price (i) in cash, (ii) by certified or official bank check, (iii) by application of Warrant Shares, or
(iv) by any combination of the foregoing, all as provided in the Warrant Agreement and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

         This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of ____________, 2002 (the "Warrant Agreement"), between the Company and Friedman, Billings, Ramsey & Co., Inc., as representative for the holders, and is subject to the terms and provisions of the Warrant Agreement, which terms and provisions are hereby incorporated by reference herein and made a part hereof. Copies of the Warrant

Agreement and of the Underwriting Agreement are available for inspection by the registered holder at the principal office of the Company.

         The Company shall not be required upon the exercise of the Warrant represented hereby to issue fractions of Warrant Shares or to distribute share certificates that evidence fractional Warrant Shares. Every holder of this Warrant Certificate expressly waives its right to receive any fraction of a Warrant Share or a share certificate representing a fraction of a Warrant Share. Fractional Warrant Shares that otherwise would be issuable in respect of such exercise shall be paid in cash as provided in the Warrant Agreement, and the number of Warrant Shares issuable to such Warrantholder shall be rounded down to the next nearest whole number. If such Warrant Certificate shall not have been exercised in full, the Company will issue to such Warrantholder a new Warrant Certificate exercisable for the number of Common Shares as to which such Warrant shall not have been exercised.

         This Warrant Certificate may be exchanged either separately or in combination with other Warrant Certificates at the principal office of the Company for new Warrant Certificates representing the same aggregate number of Warrant Shares as were evidenced by the Warrant Certificate or Warrant Certificates exchanged, upon surrender of this Warrant Certificate and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

         This Warrant Certificate is transferable (subject to restrictions set forth in the Warrant Agreement) at the principal office of the Company by the registered holder hereof in person or by his attorney duly authorized in writing, upon (i) surrender of this Warrant Certificate and (ii) upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement. Upon any such transfer, a new Warrant Certificate or new Warrant Certificates of different denominations, representing in the aggregate a like number of Warrants, will be issued to the transferee. Every holder hereof, by accepting this Warrant Certificate, consents and agrees with the Company and with every subsequent holder of this Warrant Certificate that until due presentation for the registration of transfer of this Warrant Certificate on the Warrant Register maintained by the Company, the Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute and lawful owner for all purposes whatsoever and the Company shall not be affected by any notice to the contrary.

         Nothing contained in the Warrant Agreement or in this Warrant Certificate shall be construed as conferring on the holder of any Warrants or his transferee any rights whatsoever as a shareholder of the Company.

         The Warrant Agreement and each Warrant Certificate, including this Warrant Certificate, shall be deemed a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:

                                        AMERICAN MORTGAGE ACCEPTANCE  COMPANY

                                        By: ___________________________

         ATTEST:

         ----------------------------

                              ELECTION TO EXERCISE

                    (To be executed upon exercise of Warrant)

TO                         :

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, ___________ Common Shares, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check (or combination thereof) in the amount of $__________________.

         Please issue a certificate or certificates for such Common Shares in the name of:

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE:

 _____________________________          Name __________________________________

                                        Address _______________________________

                                        Signature _____________________________

                                        _______________________________________

                                        Note: The above signature should
                                        correspond exactly with the name on the
                                        face of this Warrant Certificate or with
                                        the name of assignee appearing in the
 Dated:  _________________, _______     assignment form below.

                                   ASSIGNMENT

          (To be executed only upon assignment of Warrant Certificate)

         For value received, __________________________ hereby sells, assigns and transfer unto ___________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:  _____________________, _______


                                            ____________________________________
                                            NOTE:  The above signature should
                                                   correspond exactly with the
                                                   name on the face of this
                                                   Warrant Certificate